Exhibit 99.2

BLACKBOX SEMICONDUCTOR, INC.

(a Development Stage Company)

Delaware Corporation

2038 Corte del Nogal, Suite 110

Carlsbad, CA  92011

The Financial Statements for the period ended December 31, 2010

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Blackbox Semiconductor

Irvine, California

We have audited the accompanying balance sheet of Blackbox Semiconductor, Inc. (a development stage company) as of December 31, 2010, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 28, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blackbox Semiconductor, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from October 28, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet generated revenue, has incurred losses from operations, and is dependent on financing to continue operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

June 6, 2011

Seattle, Washington

BLACKBOX SEMICONDUCTOR, INC.
(A Development Stage Company)
BALANCE SHEET

ASSETS
December 31,
2010
Current Assets
Cash	$1,000
Total Current Assets	1,000

Intangible assets, net	41,595
TOTAL ASSETS	$42,595

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Due to Shrink Nanotechnologies, Inc., related party	$41,998
Total Current Liabilities	41,998

Commitments and Contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 950,000,000 shares
authorized; 425,000,000 shares issued and outstanding	1,000
Accumulated deficit	(403)
Total stockholders' equity (deficit)	597
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$42,595
The accompanying notes are an integral part of these financial statements.

BLACKBOX SEMICONDUCTOR, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

From October 28, 2010
(date of inception) through
December 31,
2010
Revenue	$-
Operating Expenses
Office expenses	1
Amortization	402
Loss from operations	(403)
Provision for income taxes	-
Net loss	$(403)

Net loss per common share, basic and diluted	$(0.00)
Weighted average shares outstanding, basic and diluted	425,000,000
The accompanying notes are an integral part of these financial statements.

BLACKBOX SEMICONDUCTOR, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

From October 28, 2010
(date of inception) through
December 31,
2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(403)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Amortization	402
Changes in assets and liabilities
Increase in due to related party	41,998
Net cash provided by operating activities	41,997
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(41,997)
Net cash used in investing activities	(41,997)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,000
Net cash provided by financing activities	1,000
Net increase in cash	1,000
CASH - BEGINNING OF PERIOD	-
CASH - END OF PERIOD	$1,000
The accompanying notes are an integral part of these financial statements.

BLACKBOX SEMICONDUCTOR, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY(DEFICIT)
From October 28, 2010 (date of inception), through December 31, 2010

	Common Stock		Additional Paid –In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	Deficit)
Issuance of founder shares	425,000,000	$1,000	$-	$-	$1,000
Net loss for the period ended December 31, 2010				(403)	(403)
Balance at December 31, 2010	425,000,000	$1,000	$-	$(403)	$597
The accompanying notes are an integral part of these financial statements.

Blackbox Semiconductor, Inc.

(A Development Stage Company)

Notes to the Financial Statements

For the period ended December 31, 2010

NOTE 1.    ORGANIZATION

Blackbox Semiconductor, Inc. (“the Company,” “we,” or “us”) was incorporated in the state of Delaware on October 28, 2010.  We were a wholly owned subsidiary of Shrink Nanotechnologies, Inc.  On June 3, 2011, Shrink Nanotechnologies, Inc. finalized an agreement to spin off it’s ownership of the Company.

We license an exclusive, worldwide right to use and sublicense the University of Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites and future patent applications filed by the University of Chicago based on certain other patentable technologies. Our license is restricted to fields of use other than thermoelectric applications.

The technology being licensed is based on Dmitri Talapin’s “electronic glue” chemistry. This technology, management believes, has various commercial applications where more efficient transfer of electrical charges between nanocrystals is desired, such as in printed semiconductors, roll-to-roll printed solar cells and printed nano-sensors.

NOTE 2.    GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  Because the Company has not yet generated revenues and has an excess of current liabilities over current assets at year end, there is substantial doubt about the Company’s ability to continue as a going concern.   The Company’s continuation as a going concern is dependent on obtaining additional outside financing.  The Company has funded losses from operations primarily from the issuance of debt.  The Company believes that the issuance of debt will continue to fund operating losses in the short-term until the Company can generate revenues sufficient to fund its operations.

NOTE 3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented.  Diluted earnings per share are computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period.  At December 31, 2010 there were no common stock equivalents outstanding.

For the period ended
December 31,
2010

Numerator – (net loss)	$(403)
Denominator – weighted avg.
number of shares outstanding	425,000,000
Loss per share – basic and diluted	$(0.00)

Cash

Cash includes cash in bank accounts and short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Intangible Assets

Intangible assets consist of intellectual property rights of an exclusive license to several patent pending inventions surrounding our core technologies.  Intangible assets are tested on an annual basis for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.  Intangible assets with estimable useful lives and those assets with defined lives due to the legal nature of the asset are amortized over their estimated useful lives, 8 years, using the straight-line method.

Intangible assets consisted of the following at December 31, 2010:

December 31,
2010
Intangible Assets, net:
License	$41,997
Less: Amortization	(402)
$41,595

To date, the Company has not utilized its current intellectual properties to manufacture products/parts for sale, testing and evaluation.  When/if we do begin to mass produce products, we will re-evaluate our amortization practice related to these intellectual properties.  During the year ended December 31, 2010 the Company recorded $402 in amortization expenses.   At this time, estimated future amortization for the fiscal years ended on December 31 is expected to be as follows

For the year ending	Amount
2011	$5,250
2012	5,250
2013	5,250
2014	5,250
Thereafter	20,595

Income Tax

The Company determines whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

•

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

•

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

Recent Accounting Pronouncements

In January 2010, the FASB issued amended guidance on fair value measurements and disclosures. The new guidance requires additional disclosures regarding fair value measurements, amends disclosures about postretirement benefit plan assets, and provides clarification regarding the level of disaggregation of fair value disclosures by investment class. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for certain Level 3 activity disclosure requirements that will be effective for reporting periods beginning after December 15, 2010. Accordingly, we adopted this amendment effective January 1, 2010, except for the additional Level 3 requirements which will be adopted in 2011.

In March 2010, the Financial Accounting Standards Board (FASB) ratified Emerging Issues Task Force (EITF) guidance related to Revenue Recognition that applies to arrangements with milestones relating to research or development deliverables. This guidance provides criteria that must be met to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. This guidance is effective for us January 1, 2011 and is not expected to have a material impact to our consolidated financial position or results of operations.

NOTE 4.  PROVISION FOR INCOME TAXES

The components of current income tax expense for 2010 consist of the following:

For the period ended
December 31,
2010
Benefit of utilization of operating loss carryforward	$137
Change in valuation allowance	(137)
Income tax expense	$-

The net deferred income taxes in the accompanying balance sheet includes the following amounts of deferred income tax assets:

December 31,
2010
NOL carryforward	$137
Valuation allowance	(137)
Net deferred tax assets	$-

The following is a reconciliation of the provision for income taxes at the United States of America federal income tax rate to the income taxes reflected in the statements of operations:

Tax expense (credit) at statutory rate – federal 35%

State tax expense net of federal tax 8.75%

Change in valuation allowance 43.75%

Tax expense at actual rate 0%

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the year in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

As of December 31, 2010, the Company has approximately $403, respectively, of net operating loss carryforwards available to reduce future taxable income. These carryforwards will begin to expire in 2030.

At December 31, 2010, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of December 31, 2010 the Company had no accrued interest or penalties related to uncertain tax positions.

The tax year that remains subject to examination by major taxing jurisdictions is for the period ended December 31, 2010 (inception).

NOTE 5.  DEVELOPMENT STAGE COMPANY

The Company is a development stage company.  It is concentrating substantially all of its efforts in raising capital and developing its business operations.  The company is currently unable to estimate the length of time necessary to initiate operations that will generate revenue.

NOTE 6.  LICENSE AGREEMENT – UNIVERSITY OF CHICAGO

Effective as of November 30, 2010, we, entered into an exclusive License Agreement (the “Chicago License Agreement”) with the University of Chicago, wherein we licensed the exclusive, worldwide right to use and sublicense Chicago’s patent-pending Materials and Methods for the Preparation of Nanocomposites (US PTO Application No. PCT/US10/32246, and provisional applications 61/214,434 and 61/264,790) and future patent applications filed by the University of Chicago based on certain other patentable technologies described in the Chicago License Agreement. Our license is restricted to fields of use other than thermoelectric applications.

The technology being licensed is based on Assistant Professor of Chemistry Dmitri Talapin’s “electronic glue” chemistry. This technology, management believes, has various commercial applications where more efficient transfer of electrical charges between nanocrystals is desired, such as printed semiconductors, roll-to-roll printed solar cells and printed nano-sensors.

The license granted by the University of Chicago is for worldwide usage by the Company for a period of at least eight years.  The term may be terminated for cause or insolvency.

While the license is exclusive to the Company within fields of use other than thermoelectric applications, the University of Chicago licensed the patents to a third party for use in thermoelectric applications and reserved the rights in the underlying technology for all educational and non-commercial research purposes.  In addition, the University of Chicago may terminate the license if we do not raise at least $2,000,000 capital prior to November 30, 2012 or if we do not employ a Suitably Qualified Person (as defined in the Chicago License Agreement) in a full-time executive position prior to February 28, 2011 and maintain a Suitably Qualified Person in a full-time executive position during the term of the license.  In February of 2011, the Company hired David Duncan in order to meet its obligations to hire a Suitably Qualified Person (pursuant to the Chicago License Agreement).

The Chicago License Agreement provides for (i) an annual fee to the University of Chicago of $25,000 until the first commercial sale, and (ii) royalty payments to the University of Chicago, for products utilizing the licensed rights, during the royalty term, as more fully detailed in the agreement, of 3% of net sales of products utilizing the University of Chicago’s licensed technologies, subject to reduction (up to 50%) if the product is sold as a combination product with one or more other products that are not covered by the licensed patents. Minimum royalties for any calendar quarter beginning with the calendar quarter of the first commercial sale are $12,500.

The Chicago License Agreement allows the Company, during the term, to determine the appropriate course of action to enforce licensed patent rights, and if it does not do so, Chicago reserves the rights to do the same.  The Company is required to reimburse Chicago for certain prosecution efforts they incur and, Chicago may abandon prosecution of any patent rights in any jurisdiction provided that it provides us  the opportunity to continue prosecution of the same.  The Company’s obligation to reimburse prosecution efforts of Chicago terminates during any period that the patent rights become non-exclusive, if ever.

NOTE 7.  RELATED PARTY TRANSACTIONS

The Company was a wholly owned subsidiary of Shrink Nanotechnologies, Inc.  It shared office space with its parent company.  As a result, any costs related to office expenses, including rent, office equipment, salaries, etc. have been fully funded by Shrink Nanotechnologies, Inc., and no such expenses have been incurred by Blackbox Semiconductor, Inc. for the year ended December 31, 2010.

For the year ended December 31, 2010 the Company received cash advances from Shrink Nanotechnologies, Inc. in the amount of $41,998, to pay for the initial acquisition costs of the University of Chicago License.   Shrink Nanotechnologies, Inc. was the Company’s sole shareholder.  As of December 31, 2010 no payments have been made to the Shrink Nanotechnologies, Inc., $41,998 was due on demand and is non-interest bearing.

NOTE 8. EQUITY TRANSACTIONS

During October 2010, the Company issued 425,000,000 shares of common stock, representing 100% ownership, to Shrink Nanotechnologies, Inc. for $1,000.

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2010:

Common stock, $0.001 par value; 950,000,000 shares authorized: 425,000,000 shares issued and outstanding.

NOTE 9. SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to the period end through the issuance date of this report. Based on our evaluation, no other events need to be disclosed.

On June 3, 2011, Shrink Nanotechnologies, Inc. finalized an agreement to spin off it’s ownership of the Company.